UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 6, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

As reported below in Item 5.07 to this Current Report on Form 8-K, on August 6, 2026 at the 2026 annual meeting of stockholders (the "Annual Meeting") of Albertsons Companies, Inc. (the "Company"), the holders of the Company's common stock approved amendments to the Company's restated certificate of incorporation (the "Certificate of Incorporation") to:

•amend Article V, VI and XI of the Certificate of Incorporation to provide that the stockholder vote required to (i) increase or decrease the authorized number of directors; (ii) remove directors with or without cause; and (iii) adopt, amend or repeal any provision of the Company's Bylaws will be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock; and
•amend Article X.B of the Certificate of Incorporation to limit the liability of certain officers to the fullest extent permitted by the DGCL.

On August 11, 2026, the Company filed a certificate of amendment (the "Certificate of Amendment") to the Certificate of Incorporation and a restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") with the Secretary of State of the State of Delaware to implement the foregoing amendments.

The foregoing summary of the Certificate of Amendment and the Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Amended and Restated Certificate of Incorporation, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 6, 2026, the Company held its 2026 annual meeting of stockholders (the "Annual Meeting"). The final voting results for each proposal presented at the Annual Meeting are detailed below.

Proposal 1: Election of Directors

Stockholders elected each of the following individuals to serve as directors until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Nominee	For	Against	Abstain	Broker Non-Votes
Sharon Allen	388,575,353	4,202,633	168,935	64,994,121
Frank Bruno	390,310,311	2,480,406	156,204	64,994,121
Kim Fennebresque	370,788,273	21,989,116	169,532	64,994,121
Susan Morris	390,539,047	2,249,938	157,936	64,994,121
Brian Rice	391,494,321	1,297,546	155,054	64,994,121
Alan Schumacher	389,777,029	3,013,484	156,406	64,994,121
Brian Kevin Turner	389,784,594	2,991,772	170,555	64,994,121
Mary Elizabeth West	375,179,652	17,611,441	155,828	64,994,121
Scott Wille	390,344,535	2,446,496	155,890	64,994,121
David Zinsner	374,391,004	18,395,278	160,639	64,994,121

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 27, 2027. The voting results were as follows:

For	Against	Abstain
450,384,824	5,195,325	2,360,893

Proposal 3: Advisory Vote to Approve the Compensation of the Company's Named Executive Officers

Stockholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
381,088,701	11,267,564	590,656	64,994,121

Proposal 4: Approval of the Amendment to the Certificate of Incorporation to Eliminate Certain Supermajority Voting Requirements

Stockholders approved a proposal amending the Certificate of Incorporation to eliminate certain supermajority voting requirements. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
391,794,776	1,017,890	134,255	64,994,121

Proposal 5: Approval of the Amendment to the Certificate of Incorporation to Limit Certain Liability of Officers as Permitted by Delaware Law

Stockholders approved a proposal amending the Certificate of Incorporation to limit certain liability of officers as permitted by Delaware law. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
348,331,934	44,039,963	575,024	64,994,121

Proposal 6: Stockholder Proposal for a Report on Human Rights Policy and Human Rights Due Diligence

Stockholders did not approve a proposal requesting a report on the Company's human rights policy and human rights due diligence process. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
38,743,903	348,826,470	5,376,548	64,994,121

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Albertsons Companies, Inc.
3.2	Amended and Restated Certificate of Incorporation of Albertsons Companies, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

August 11, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs